WhiteHorse Finance, Inc. Announces Fourth Quarter and Full Year 2014 Earnings Results

NEW YORK, NY, March 3, 2015 – WhiteHorse Finance, Inc. (“WhiteHorse Finance” or the "Company") (NASDAQ: WHF) today announced its financial results for the quarter and year ended December 31, 2014.

Fourth Quarter 2014 Summary Highlights

•	New investments of $90.8 million and $261.0 million for the fourth quarter and year end 2014, respectively
•	Net investment income of $5.0 million in the fourth quarter
•	Quarterly distribution of $0.355 per share, consistent for the ninth consecutive quarter since the Company’s IPO

Jay Carvell, WhiteHorse Finance’s Chief Executive Officer commented, “During the fourth quarter we were able to successfully deploy over $90 million in capital across a range of sectors, further diversifying our portfolio and enabling us to exceed our full year origination estimates. While we continued to originate loans within our target markets and the appropriate parameters, repayment activity was in line with expectations with no unanticipated early repayment activity. As we progress into 2015, we expect to continue benefitting from our association with H.I.G. Capital in assessing deals that will further optimize our portfolio. We are excited about the upcoming year and the opportunities we are seeing in our markets.”

Portfolio and Investment Activity

As of December 31, 2014, the fair value of WhiteHorse Finance’s investment portfolio was $403.5 million, compared with $272.4 million as of December 31, 2013. The portfolio at December 31, 2014 consisted of 37 positions across 31 companies with an average investment size of $10.9 million and a weighted average yield of 11.3%. The majority of the portfolio was comprised of senior secured loans and more than 96% of these loans were variable-rate investments (indexed to LIBOR) with interest rate floors, which should continue to position the portfolio well for a potential rising interest rate environment.

For the three months ended December 31, 2014, WhiteHorse Finance invested $90.8 million across nine portfolio companies. Gross proceeds from sales and repayments totaled $56.0 million for the quarter, which was in line with the Company’s expectations.

Results of Operations

For the quarter and year ended December 31, 2014, net investment income was $5.0 million and $17.0 million, respectively compared with $4.2 million and $19.3 million for the same periods in the prior year.

For the three months ended December 31, 2014, WhiteHorse Finance reported unrealized depreciation on investments of $1.3 million. For the year ended December 31, 2014, the Company reported unrealized appreciation on investments of $2.6 million. This compares with an unrealized appreciation on investments of $2.2 million and unrealized depreciation on investments of $0.3 million for the three months and year ended December 31, 2013, respectively.

For the quarter and year ended December 31, 2014, WhiteHorse Finance reported a net increase in net assets of $3.6 million and $19.5 million, respectively, which compares with $6.3 million and $19.0 million for the quarter and year ended December 31, 2013.

WhiteHorse Finance’s NAV was $225.4 million, resulting in NAV per share of $15.04, as of December 31, 2014, as compared with $227.0 million, or $15.16 per share, reported in December 31, 2013.

Liquidity and Capital Resources

As of December 31, 2014, WhiteHorse Finance had cash and cash equivalents of $16.1 million, as compared with $96.0 million as of December 31, 2013, inclusive of restricted cash. The decrease in cash on hand was primarily due to the deployment of cash in order to increase investments and the repayment of borrowings under the Company’s revolving credit facility. As of December 31, 2014, the Company had $44.5 million of undrawn capacity under its revolving credit facility.

Distributions

On November 25, 2014, the Company declared a distribution of $0.355 per share for the quarter ended December 31, 2014. The distribution was payable on January 2, 2015 to shareholders of record as of December 19, 2014.

Distributions are paid from taxable earnings and may include return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in the Company's periodic reports filed with the Securities and Exchange Commission.

Conference Call

WhiteHorse Finance will host a conference call to discuss its fourth quarter and year end results at 10:00 am ET on Tuesday, March 3, 2015. To access the teleconference, please dial 706-758-9224 (domestic and international) approximately 10 minutes before the teleconference’s scheduled start time and reference ID# 75705168. Investors may also access the call on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

If you are unable to access the live teleconference, a replay will be available beginning approximately two hours after the call’s completion through March 10, 2015. The teleconference replay can be accessed by dialing 404-537-3406 (domestic and international) and entering ID# 75705168. A webcast replay will also be available on the investor relations portion of the Company’s website at www.whitehorsefinance.com.

About WhiteHorse Finance, Inc.

WhiteHorse Finance, Inc. is a business development company that originates and invests in loans to privately held small-cap companies across a broad range of industries. The Company's investment activities are managed by its investment adviser, H.I.G. WhiteHorse Advisers, LLC, an affiliate of H.I.G. Capital, L.L.C. ("H.I.G. Capital"). H.I.G. Capital is a leading global alternative asset manager with over $17 billion of capital under management* across a number of funds focused on the small and mid-cap markets. For more information about H.I.G. Capital, please visit http://www.higcapital.com. For more information about the Company, please visit http://www.whitehorsefinance.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

* Based on total capital commitments to funds managed by H.I.G. Capital and its affiliates.

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Contacts

WhiteHorse Finance, Inc.

Jay Carvell, 214-855-2999

jcarvell@higwhitehorse.com

or

WhiteHorse Finance, Inc.

Gerhard Lombard, 212-506-0500

glombard@higwhitehorse.com

or

Prosek Partners

Brian Schaffer, 212-279-3115

bschaffer@prosek.com

Source: WhiteHorse Finance, Inc.

(Financial Tables Follow)

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WhiteHorse Finance, Inc.

Consolidated Statements of Assets and Liabilities

(in thousands, except share and per share data)

	December 31, 2014	December 31, 2013
Assets
Investments, at fair value (amortized cost $401,062 and $272,608, respectively)	$403,500	$272,439
Cash and cash equivalents	11,647	92,905
Restricted cash and cash equivalents	4,495	3,078
Interest receivable	2,702	1,585
Deferred financing costs	4,004	3,827
Prepaid expenses and other receivables	494	319
Total assets	$426,842	$374,153
Liabilities
Credit facility	$105,500	$25,000
Senior notes	30,000	30,000
Unsecured term loan	55,000	55,000
Distributions payable	5,319	5,317
Management fees payable	5,006	2,831
Payable for investments purchased	—	28,606
Accounts payable and accrued expenses	659	397
Total liabilities	201,484	147,151
Commitments and contingencies
Net assets
Common stock, 14,982,857 and 14,977,056 shares issued and outstanding, par value $0.001 per share and 100,000,000 authorized	15	15
Paid-in capital in excess of par	228,731	228,646
Accumulated overdistributed net investment income	(5,918)	(854)
Net realized gains on investments	728	—
Net unrealized appreciation (depreciation) on investments	1,802	(805)
Total net assets	225,358	227,002
Total liabilities and total net assets	$426,842	$374,153
Number of shares outstanding	14,982,857	14,977,056
Net asset value per share	$15.04	$15.16

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WhiteHorse Finance, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Years ended December 31,
	2014	2013	2012
Investment income
Interest income	$35,148	$34,155	$42,495
Fee income	1,604	3,462	2,298
Dividend income	794	—	—
Total investment income	37,546	37,617	44,793
Expenses
Interest expense	5,818	5,341	1,131
Base management fees	7,557	5,059	306
Performance-based incentive fees	3,387	4,800	—
Administrative service fees	1,510	1,173	109
Organization costs	—	—	406
General and administrative expenses	2,720	2,182	640
Total expenses, before fees waived	20,992	18,555	2,592
Base management fees waived	(447)	(248)	—
Total expenses, net of fees waived	20,545	18,307	2,592
Net investment income	17,001	19,310	42,201
Realized and unrealized gains (losses) on investments
Net realized losses on investments	(64)	—	(2,754)
Net change in unrealized appreciation (depreciation) on investments	2,607	(280)	111
Net realized and unrealized gains (losses) on investments	2,543	(280)	(2,643)
Net increase in net assets resulting from operations	$19,544	$19,030	$39,558
Per Common Share Data
Basic and diluted earnings per common share(1)	$1.30	$1.27	N/A
Dividends and distributions declared per common share(1)	$1.42	$1.42	N/A
Basic and diluted weighted average common shares outstanding(1)	14,982,825	14,971,324	N/A

(1)	Prior to December 4, 2012, the Company did not have common shares outstanding and therefore weighted average shares outstanding information and per share data for the year ended December 31, 2012 are not provided.

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WhiteHorse Finance, Inc.

Consolidated Schedule of Investments

December 31, 2014

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Maturity Date	Principal Amount	Amortized Cost	Fair Value	Fair Value As A Percentage Of Net Assets
North America
Debt Investments
Auto Parts & Equipment
GST Autoleather, Inc.
First Lien Secured Term Loan	L+5.50% (1.00% Floor)	6.50%	7/10/20	$1,995	$1,990	$1,975	0.88%
Broadcasting
Multicultural Radio Broadcasting, Inc.
First Lien Secured Term Loan	L+10.50% (1.00% Floor)	11.50%	6/27/19	14,850	14,850	14,865	6.60
Cable & Satellite
Puerto Rico Cable Acquisition Company, Inc.
Second Lien Secured Term Loan	L+8.50% (1.00% Floor)	9.50%	5/30/19	7,000	6,932	7,007	3.11
Consumer Finance
Golden Pear Funding III, LLC(7)
First Lien Secured Term Loan	L+9.75% (1.00% Floor)	10.75%	12/29/19	10,000	9,800	9,880	4.38
Oasis Legal Finance, LLC(7)
Second Lien Secured Term Loan	N/A(5)	10.50%	9/30/18	9,500	9,342	9,434	4.19
Sigue Corporation
Second Lien Secured Term Loan	L+9.50% (1.00% Floor)	10.50%	12/27/18	25,000	24,580	24,850	11.03
				44,500	43,722	44,164	19.60
Data Processing & Outsourced Services
Future Payment Technologies, L.P.
Second Lien Secured Term Loan	L+12.00% (1.00% Floor)	13.00% (2.00% PIK)	12/31/18	35,716	34,534	35,716	15.85
Diversified Support Services
Orion Healthcorp, Inc.
First Lien Secured Term Loan	L+9.00% (2.00% Floor)	11.00%	9/30/17	9,616	9,364	9,491	4.21
Smile Brands Group Inc.
First Lien Secured Term Loan	L+6.25% (1.25% Floor)	7.50%	8/16/19	11,850	11,655	11,577	5.14
				21,466	21,019	21,068	9.35
Electronic Equipment & Instruments
AP Gaming I, LLC
First Lien Secured Term Loan	L+8.25% (1.00% Floor)	9.25%	12/20/20	9,900	9,630	9,623	4.27

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WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Continued)

December 31, 2014

(in thousands)

Investment Type(1)	Spread Above Index(2)		Interest Rate(3)	Maturity Date	Principal Amount	Amortized Cost	Fair Value	Fair Value As A Percentage Of Net Assets
Food Retail
Crews of California, Inc.
First Lien Secured Term Loan	L+11.00% (1.00% Floor)		12.00% (1.00% PIK)	11/20/19	$15,017	$14,685	$14,807	6.57%
First Lien Secured Revolving Loan	L+11.00% (1.00% Floor)		12.00% (1.00% PIK)	11/20/19	—	(110)	—	—
First Lien Secured Delayed Draw Term Loan	L+11.00% (1.00% Floor)		12.00% (1.00% PIK)	11/20/19	—	(110)	—	—
					15,017	14,465	14,807	6.57
Health Care Distributors
Comprehensive Decubitus Therapy, Inc.
First Lien Secured Term Loan	P+12.50% (3.25% Floor)		15.75% (3.00% PIK)	3/15/18	12,311	12,125	12,163	5.40
First Lien Secured Revolving Loan	P+12.50% (3.25% Floor)		15.75% (3.00% PIK)	3/15/18	—	(26)	—	—
P2 Newco Acquisition, Inc.(6)
Second Lien Secured Term Loan	L+8.50% (1.00% Floor)		9.50%	10/22/21	10,000	9,910	10,010	4.44
					22,311	22,009	22,173	9.84
Health Care Facilities
Coastal Sober Living, LLC
First Lien Secured Term Loan	L+9.25% (1.00% Floor)		10.25%	6/30/19	43,230	42,494	43,014	19.09
Grupo HIMA San Pablo, Inc.
First Lien Secured Term Loan	L+7.00% (1.50% Floor)		8.50%	1/31/18	14,738	14,534	14,679	6.51
Second Lien Secured Term Loan	N/A	(5)	13.75%	7/31/18	1,000	962	997	0.44
					58,968	57,990	58,690	26.04
Health Care Technology
Client Network Services, Inc.
First Lien Secured Term Loan	L+13.00% (0.50% Floor)		13.50% (1.00% PIK)	4/24/19	28,657	28,226	28,657	12.72
First Lien Secured Revolving Loan	L+12.00% (0.50% Floor)		12.50%	4/24/19	1,500	1,500	1,500	0.67
					30,157	29,726	30,157	13.39
Homebuilding
Orleans Homebuilders, Inc.
First Lien Secured Term Loan	L+8.50% (2.00% Floor)		10.50%	2/14/16	16,175	16,214	16,175	7.18
Home Furnishing Retail
BDF Acquisition Corp.(6)
Second Lien Secured Term Loan	L+8.00% (1.00% Floor)		9.00%	2/12/22	5,000	4,907	4,975	2.21

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WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Continued)

December 31, 2014

(in thousands)

Investment Type(1)	Spread Above Index(2)	Interest Rate(3)	Maturity Date	Principal Amount	Amortized Cost	Fair Value	Fair Value As A Percentage Of Net Assets
Human Resource & Employment Services
Miller Heiman, Inc.
First Lien Secured Term Loan	L+5.75% (1.00% Floor)	6.75%	9/30/19	$3,949	$3,877	$3,862	1.71%
Integrated Telecommunication Services
Securus Technologies Holdings, Inc.
Second Lien Secured Term Loan	L+7.75% (1.25% Floor)	9.00%	4/30/21	12,090	12,023	11,945	5.30
Internet Software & Services
Tourico Holidays, Inc.
First Lien Secured Term Loan	L+7.50% (1.00% Floor)	8.50%	11/5/18	10,000	$9,952	9,870	4.38
Metal & Glass Containers
Pelican Products, Inc.(6)
Second Lien Secured Term Loan	L+8.25% (1.00% Floor)	9.25%	4/11/21	3,000	2,979	3,018	1.34
Oil & Gas Drilling
ProPetro Services, Inc.
First Lien Secured Term Loan	L+6.25% (1.00% Floor)	7.25%	9/30/19	9,375	9,293	9,291	4.12
Oil & Gas Exploration & Production
Caelus Energy Alaska O3, LLC
Second Lien Secured Term Loan	L+7.50% (1.25% Floor)	8.75%	4/15/20	13,000	12,831	11,635	5.16
Larchmont Resources, LLC
First Lien Secured Term Loan	L+7.25% (1.00% Floor)	8.25%	8/7/19	1,990	2,030	2,000	0.89
				14,990	14,861	13,635	6.05
Oil & Gas Storage & Transportation
Sprint Industrial Holdings LLC(6)
First Lien Secured Term Loan	L+5.75% (1.25% Floor)	7.00%	5/14/19	1,990	2,002	1,994	0.88
Other Diversified Financial Services
RCS Capital Corporation(7)
Second Lien Secured Term Loan	L+9.50% (1.00% Floor)	10.50%	4/29/21	17,750	17,831	17,253	7.66
Specialized Consumer Services
Pre-Paid Legal Services, Inc.
Second Lien Secured Term Loan	L+8.50% (1.25% Floor)	9.75%	7/1/20	18,000	17,802	17,964	7.97

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WhiteHorse Finance, Inc.

Consolidated Schedule of Investments (Continued)

December 31, 2014

(in thousands)

Investment Type(1)	Spread Above Index(2)		Interest Rate(3)	Maturity Date	Principal Amount	Amortized Cost	Fair Value	Fair Value As A Percentage Of Net Assets
Specialized Finance
GMT Holdings 1, Ltd. & GMT Holdings 12, Ltd.(4)(6)(7)
First Lien Secured Term Loan	N/A	(5)	10.00%	6/30/17	$ 4,843	$ 4,907	$ 4,615	2.05%
Trucking
Fox Rent A Car, Inc.
Second Lien Secured Term Loan	L+12.00%		12.00%	10/31/19	7,500	7,427	7,448	3.30
Total Debt Investments					386,542	380,942	382,290	169.64
Equity Investments
Diversified Support Services
Constellation Health, LLC Warrants(6)	N/A		N/A	3/31/18	—	—	950	0.42
Food Retail
Crews of California, Inc. Warrants(6)	N/A		N/A	12/31/24	—	—	158	0.07
Nicholas & Associates, LLC Warrants(6)	N/A		N/A	12/31/24	—	—	29	0.01
Pinnacle Management Group, LLC Warrants(6)	N/A		N/A	12/31/24	—	—	57	0.03
RC3 Enterprises, LLC Warrants(6)	N/A		N/A	12/31/24	—	—	16	0.01
					—	—	260	0.12
Specialized Finance
NMFC Senior Loan Program I LLC Units(6)(7)	N/A		N/A	6/10/19	—	20,120	20,000	8.87
Total Equity Investments					—	20,120	21,210	9.41
Total Investments					$386,542	$401,062	$403,500	179.05%

(1)	All investments are non-controlled/non-affiliate investments as defined by the Investment Company Act of 1940, as amended (the “1940 Act”). Except as otherwise noted, the investments provide collateral for the Company’s revolving credit facility (the “Credit Facility”).

(2)	The investments bear interest at a rate that may be determined by reference to the London Interbank Offered Rate (“LIBOR” or “L”) or the Prime Rate (“P”), which resets monthly, quarterly or semiannually.

(3)	The interest rate is the “all-in-rate” including the current index and spread, the fixed rate, and the payment-in-kind, or “PIK”, interest rate, as the case may be.

(4)	The Company’s investments in GMT Holdings 1, Ltd. and GMT Holdings 12, Ltd. are held through its subsidiary Bayside Financing S.A.R.L.

(5)	Interest rate is fixed and accordingly the spread above the index is not applicable.

(6)	Investment does not provide collateral for the Credit Facility.

(7)	Not a qualifying asset under Section 55(a) of the 1940 Act. Under the 1940 Act, we may not acquire any non-qualifying asset unless, at the time the acquisition is made, qualifying assets represent at least 70% of our total assets.

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